EXHIBIT 99.1

Pensare Acquisition Corp. Announces Intent to Convene and Adjourn its Special Meeting of Stockholders to April 29, 2019, and Clarifies Additional Contribution to Trust Account

ATLANTA, GA, April 24, 2019 – Pensare Acquisition Corp. (Nasdaq: WRLS, WRLSU, WRLSW, WRLSR) (the “Company”) today announced that it intends to convene and then adjourn, without conducting any business, its special meeting of stockholders scheduled to occur at 11:00 a.m., Eastern time, on April 26, 2019, and reconvene at 11:00 a.m., Eastern time, on April 29, 2019, to vote on the proposals described in the proxy statement filed with the Securities and Exchange Commission (“SEC”) on April 3, 2019. At the special meeting, stockholders of the Company will be asked to vote on a proposal to amend the Company’s amended and restated certificate of incorporation to extend the date by which the Company has to consummate a business combination (the “Extension”) for an additional three months, from May 1, 2019 to August 1, 2019 (the “Charter Amendment”), and, if necessary, a proposal to direct the chairman of the special meeting to adjourn the special meeting to a later date or dates to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve the foregoing proposal (the “Adjournment Proposal”).

The special meeting will still be held at the offices of Greenberg Traurig, LLP, located at the MetLife Building, 200 Park Avenue, New York, New York 10166.

As previously announced, the Company’s sponsor has agreed to contribute to the Company as a loan $0.033 for each share of Pensare’s common stock issued in its initial public offering (each, a “Public Share”) that is not redeemed in connection with the stockholder vote to approve the Extension (the “Contribution”), for one additional calendar month (May 2019). If the Extension is implemented, the Company’s sponsor will make the Contribution on or before May 10, 2019, increasing the pro rata portion of the funds available in the trust account established in connection with the Company’s initial public offering (the “Trust Account”) in the event of the consummation of a business combination or liquidation from approximately $10.32 per Public Share to approximately $10.36 per Public Share.

The Company will announce no later than May 31, 2019 if the Company’s sponsor will make additional contributions to the Trust Account after that month. If the Company’s sponsor determines not to make additional contributions to the Trust Account, the Company will offer public stockholders the right to redeem their Public Shares for their pro rata portion of the funds then available in the Trust Account. In that case, the Company’s public announcement will provide instructions for public stockholders who wish to exercise their redemption rights, which will be substantially similar to the instructions applicable to stockholders who wish to exercise redemption rights in connection with the special meeting, with a deadline to submit redemption requests expected to be approximately ten business days following such announcement. Payments would be made to any stockholders who validly exercise their redemption rights promptly, and in any event within five business days, after the redemption deadline. If the Company’s sponsor determines to make additional contributions to the Trust Account after May 2019, in a per-share amount equal to $0.033 for each outstanding Public Share, then public stockholders will have no further redemption rights in connection with the Charter Amendment.

If you have not submitted a proxy for use at the special meeting, you are urged to do so promptly. No action is required by any stockholder who has previously delivered a proxy and who does not wish to revoke or change that proxy. Information about voting or revoking a proxy is included in the proxy statement filed by the Company with the SEC on April 3, 2019, which is available without charge on the SEC’s website at http://www.sec.gov.

About Pensare Acquisition Corp.

Pensare Acquisition Corp. is a special purpose acquisition company that went public on Nasdaq in July 2017 and was formed for the purpose of effecting a merger, acquisition or similar business combination in the telecommunications, media, and technology (TMT) industries. Pensare is led by Chairman Larry Mock, Chief Executive Officer Darrell J. Mays, President Robert Willis, and Chief Strategy Officer David Panton. Pensare’s securities are quoted on the Nasdaq stock exchange under the ticker symbols WRLS, WRLSW, WRLSR and WRLSU. For more information, visit www.pensaregrp.com.

Forward-Looking Statements

Certain statements made herein are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, our actual results may differ materially from our expectations or projections.

Additional information concerning factors that may impact our expectations and projections can be found in our periodic filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2018 and Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2018 and in the proxy statement filed by the Company with the SEC on April 3, 2019. Our SEC filings are available publicly on the SEC’s website at http://www.sec.gov. The Company disclaims any obligation to update the forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information about the Amendments and Where to Find It

In connection with the proposed Charter Amendment and Adjournment Proposal, the Company filed a definitive proxy statement with the SEC on April 3, 2019 and thereafter commenced mailing the definitive proxy statement to its stockholders as of the March 27, 2019 record date for the special meeting. Investors and security holders of the Company are advised to read the definitive proxy statement that was filed with the SEC in connection with the Company’s solicitation of proxies for its stockholders’ meeting to be held to approve the proposed Charter Amendment and, if submitted to the Company’s stockholders, the Adjournment Proposal because the definitive proxy statement contains important information about the proposed Charter Amendment and Adjournment Proposal. Stockholders may also obtain a copy of the definitive proxy statement, as well as other relevant documents that have been or will be filed with the SEC, without charge, at the SEC’s website at http://www.sec.gov or by directing a request to: Pensare Acquisition Corp., 1720 Peachtree Street, Suite 629, Atlanta, Georgia 30309, Attn: Darrell J. Mays, Chief Executive Officer.

If you have any questions or need assistance voting your shares, please call our proxy solicitor, Morrow Sodali LLC at:  Morrow Sodali LLC, 470 West Avenue, Stamford, CT 06902, phone: (800) 662-5200 (banks and brokers call collect at: (203) 658-9400), email: WRLS.info@morrowsodali.com.

Participants in Solicitation

The Company and certain of its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders. Information concerning the interests of the directors and executive officers of the Company is set forth in the definitive proxy statement filed with the SEC on April 3, 2019.